UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 22, 2005

BTU INTERNATIONAL, INC.

(Exact name of registrant as specified in its chapter)

Delaware (State or other jurisdiction of incorporation)	0-17297 (Commission File Number)	04-2781248 (IRS Employer Identification No.)

23 Esquire Road, N. Billerica, Massachusetts (Address of principal executive offices)	01862 (Zip Code)

Registrant’s telephone number, including area code: (978) 667-4111

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 220.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
SIGNATURES

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

     On June 30, 2005, the Company executed an agreement with its bank covering a waiver for non-compliance on October 3, 2004, of its Total Liabilities to Tangible Net Worth covenant and certain modifications of its secured revolving loan agreement. The revised terms and conditions reduce the maximum advances on the line from $14 million to $12 million, although the commitment remains at $14 million. The borrowing base will now be based upon the international accounts receivable under 90 days. The interest rates have been increased from the bank’s prime rate or LIBOR plus 2.25% to prime plus 0.25% or LIBOR plus 2.50%, respectively. Upon meeting certain profitability goals for 2005, the maximum advances would return to $14 million, inventories would be reinstated into the borrowing base, and the interest rate on borrowings would return to the bank’s prime rate or LIBOR plus 2.25%.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BTU INTERNATIONAL, INC.
(Registrant)

Date: July 22, 2005	By:	/s/ Thomas P. Kealy

Name: Thomas P. Kealy Title: Vice President, Corporate Controller and Chief Accounting Officer